EXHIBIT 99.3

VAXART, INC.

Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

VAXART, INC.

Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

VAXART, INC.

Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

Overview

The following unaudited pro forma condensed combined financial statements give effect to the merger between Aviragen Therapeutics, Inc. (“Aviragen”) and pre-merger Vaxart, Inc. (“Private Vaxart”) and were prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. For accounting purposes, Private Vaxart was determined to be the acquirer of Aviragen in the merger based upon the terms of the merger and other factors including; (i) Private Vaxart security holders own approximately 51% of the combined company immediately following the closing of the merger, (ii) Private Vaxart directors hold four of the seven board seats in the combined company, and (iii) Private Vaxart management holds all of the key positions in the management of the combined company. The transaction is being accounted for as a business combination. For the purpose of these unaudited pro forma condensed combined financial statements, management of Aviragen and Private Vaxart have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction will be recorded at their estimated acquisition date fair values.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017, assumes that the merger took place on December 31, 2017, and combines the historical balance sheets of Aviragen and Private Vaxart as of December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, assumes that the merger took place as of January 1, 2017, the first day of our fiscal year, and combines the historical results of Aviragen and Private Vaxart for the year ended December 31, 2017. Private Vaxart’s historical combined balance sheet and combined statement of operations information was derived from its audited financial statements as of and for the year ended December 31, 2017, included as Exhibit 99.2 to Amendment No.1 to the Current Report on Form 8-K, filed with the  Securities and Exchange Commission on April 2, 2018, and incorporated by reference in this Amendment No.2 to the Current Report on Form 8-K. Aviragen’s historical combined balance sheet and combined statement of operations information was derived from information used to prepare its audited consolidated financial statements as of and for the year ended June 30, 2017, included in its Annual Report on Form 10-K for the year ended June 30, 2017, as filed with the SEC on September 1, 2017, and its unaudited condensed consolidated financial statements as of and for the six months ended December 31, 2017, included in its Quarterly Report on Form 10-Q for the six months ended December 31, 2017, as filed with the SEC on February 6, 2018.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of the SEC’s Regulation S-X and have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma adjustments have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, and are based on preliminary estimates of the fair value of net assets acquired as of December 31, 2017. Differences between these preliminary estimates and the final asset acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the difference in the estimated preliminary purchase price due to stock price changes, the amount of cash used by Aviragen’s operations and other changes in Aviragen’s assets and liabilities that occurred between December 31, 2017, and the completion of the merger on February 13, 2018.

VAXART, INC.

Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Aviragen and Private Vaxart been a combined company during the specified period. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the merger.

VAXART, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2017

(In thousands)

	Private Vaxart, As Reported	Aviragen, Inc., As Derived	Pro forma Adjustments	Key	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$1,571	$29,406	$—		$30,977
Short-term investments	1,415	—	—		1,415
Accounts receivable - billed	477	2,543	—		3,020
Accounts receivable - unbilled	153	—	—		153
Prepaid expenses and other current assets	137	488	—		625

Total current assets	3,753	32,437	—		36,190

Property and equipment, net	730	188	(4)	C	914
Intangible assets, net	40	—	26,200	B	26,240
Other assets	—	—	—		—

Total assets	$4,523	$32,625	$26,196		$63,344

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,390	$1,700	$—		$3,090
Current portion of secured promissory note payable to Oxford	1,528	—	—		1,528
Short-term note payable	—	263	—		263
Liability related to sale of future royalties, current portion	—	1,205	(205)	B	1,000
Other accrued expenses	1,605	2,517	5,169	A	9,224
			(67)	D

Total current liabilities	4,523	5,685	4,897		15,105

Convertible promissory notes, long-term, related parties	35,282	—	(35,282)	D	—
Long-term liabilities	—	160	—		160
Liability related to sale of future royalties, net of current portion	—	16,016	(1,516)	B	14,500
Secured promissory note payable to Oxford, net of current portion	3,440	—	—		3,440

Total liabilities	43,245	21,861	(31,901)		33,205

Stockholders’ equity (deficit):
Preferred Stock	1	—	(1)	D	—
Common Stock	—	3,865	(3,151)	E	714
Additional paid-in capital	41,259	160,354	(134,256)	E	102,707
			35,350	D
Accumulated other comprehensive income	—	18,976	(18,976)	E	—
Accumulated deficit	(79,982)	(172,431)	172,431	E	(73,282)
			(459)	A
			7,159	E

Total stockholders’ equity (deficit)	(38,722)	10,764	58,097		30,139

Total liabilities and stockholders’ equity (deficit)	$4,523	$32,625	$26,196		$63,344

See notes to unaudited pro forma condensed combined financial information.

VAXART, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2017

(In thousands, except share and per share amounts)

	Private Vaxart, As Reported	Aviragen, Inc., As Derived	Pro forma Adjustments	Key	Pro Forma Combined

Revenue:
Revenue from government contract	$5,839	$—	$—		$5,839
Royalty revenue		3,924	—		3,924
Non-cash royalty revenue related to the sale of future royalties	—	3,764	—		3,764

Total revenue	5,839	7,688	—		13,527

Operating expenses:
Research and development	12,355	15,754	—		28,109
General and administrative	3,499	8,997	(3,691)	F	8,805
Depreciation and amortization	—	—	2,010	G	2,010

Total operating expenses	15,854	24,751	(1,681)		38,924

Operating loss	(10,015)	(17,063)	1,681		(25,397)

Other income and (expenses):
Interest income	53	305	—		358
Interest expense	(3,036)	—	2,494	H	(542)
Non-cash interest expense on liability related to sale of future royalties	—	(1,694)	—		(1,694)
Gain (loss) on sale of equipment	69	—	—		69
Gain on revaluation of financial instruments	3,347	—	(3,347)	H	—
Foreign exchange loss	—	(92)	—		(92)

Total other income and (expenses)	433	(1,481)	(853)		(1,901)

Net loss before provision for income taxes	(9,582)	(18,544)	828		(27,298)

Provision for income taxes	—	457	—		457

Net loss	(9,582)	(19,001)	828		(27,755)

Series B and C preferred dividend	(2,878)	—	2,878	H	—

Net loss attributable to common stockholders	$(12,460)	$(19,001)	$3,706		$(27,755)

Net loss per share - basic and diluted	$(91.65)	$(5.41)			$(3.89)

Shares used to compute net loss per share - basic and diluted	135,953	3,513,525	3,490,245	I	7,139,723

See notes to unaudited pro forma condensed combined financial information.

VAXART, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

(1)     Description of the Transaction and Basis of Presentation

Description of Transaction

On February 13, 2018, Aviragen Therapeutics, Inc. (“Aviragen”) merged with and into pre-merger Vaxart, Inc. (“Private Vaxart”), with Private Vaxart becoming a wholly-owned subsidiary of Aviragen and the surviving corporation following the completion of the merger in accordance with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Aviragen. At the closing of the merger, all of Private Vaxart’s convertible promissory notes and preferred stock, including dividends earned but not paid, converted into shares of Private Vaxart’s common stock. Each outstanding share of Private Vaxart’s common stock then converted into the right to receive approximately 0.22148 shares of common stock of Aviragen (the “Conversion Ratio”). Immediately following the effective time of the merger, Aviragen equity holders owned approximately 49% of the outstanding capital stock of the combined company on a fully diluted basis, with Private Vaxart security holders owning approximately 51% of the combined company (the “Combined Company”). Immediately following the merger, Private Vaxart changed its name to Vaxart Biosciences, Inc. and Aviragen changed its name to Vaxart, Inc.

The Combined Company also assumed all of the stock options outstanding under the Vaxart 2007 Stock Option Plan (the “Vaxart Plan”), with such stock options representing the right to purchase a number of shares of Combined Company common stock equal to approximately 0.22148 multiplied by the number of shares of Private Vaxart’s common stock previously represented by such options under the Vaxart Plan.

Also on February 13, 2018, in connection with, and immediately following the completion of, the Merger, the Combined Company effected a reverse stock split at a ratio of one new share for every eleven shares of its common stock outstanding (the “1:11 Reverse Stock Split”). All outstanding stock options and warrants of the Combined Company were adjusted commensurately. No fractional shares were issued in connection with the 1:11 Reverse Stock Split. Stockholders who were otherwise entitled to receive a fractional share of common stock received cash on a pro-rated basis. The 1:11 Reverse Stock Split did not change the number of shares of common or preferred stock that the Company is authorized to issue, or the par value of the Company’s common or preferred stock.

Immediately after the Merger there were approximately 7.1 million post-reverse stock split shares of the Combined Company’s common stock outstanding. Following the closing of the Merger, the business conducted by the Combined Company became primarily the business that was being conducted by Private Vaxart, a clinical-stage company focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet as of December 31, 2017, is presented as if the merger had been completed on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, combines the audited historical statement of operations of Private Vaxart for its fiscal year ended December 31, 2017, with information from which Aviragen’s audited consolidated statement of operations for its fiscal year ended June 30, 2017, adjusted by adding its unaudited condensed consolidated statements of operations for the six months ended December 31, 2017, and subtracting its unaudited condensed consolidated statements of operations for the six months ended December 31, 2016, was derived, and gives pro forma effect to the merger as if it had been completed on January 1, 2017.

VAXART, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

Based on the terms of the merger, Private Vaxart is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, the assets and liabilities of Private Vaxart will be recorded as of the Merger closing date at their respective carrying value and the acquired net assets of Aviragen will be recorded as of the Merger closing date at their fair value. For the purpose of these unaudited pro forma condensed combined financial statements, management of Private Vaxart and Aviragen have determined a preliminary estimated purchase price for the asset acquisition, and such amount has been calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction are at their estimated fair values. A final determination of these estimated fair values will be based on the actual net acquired assets of Aviragen as of the Merger closing date. The pro forma adjustments are preliminary and based on the estimated fair value of the net assets acquired and have been prepared to illustrate the estimated effect of the asset acquisition. Because Private Vaxart primarily acquired financial assets, Private Vaxart’s transaction costs will be expensed as incurred. To the extent there are significant changes to the Combined Company’s business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the purchase price adjustments recorded in these unaudited pro forma condensed combined financial statements are subject to further adjustment as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

(2)     Preliminary Purchase Price Allocation

The estimated preliminary purchase price, which represents the consideration transferred to Aviragen securityholders in the reverse transaction, is calculated based on the number of shares of common stock of the Combined Company that Aviragen securityholders will own as of the closing of the transaction. On December 31, 2017, Aviragen had 38,649,237 shares of common stock outstanding and a market capitalization of approximately $21,887,000. This market capitalization was based on the expectation that Aviragen shareholders would receive 40% of the Combined Company, so the estimated market capitalization of the Combined Company would have been approximately $54,718,000. When the merger was consummated on February 13, 2018, Aviragen’s shareholders received approximately 49% of the Combined Company. Thus, the preliminary purchase price is estimated to be 49% of the Combined Company’s estimated market capitalization on December 31, 2017, or $26,812,000. The estimated preliminary purchase price at the merger closing date has changed due to changes in Aviragen’s stock price occurring between December 31, 2017, and the completion of the merger on February 13, 2018.

The allocation of the total preliminary estimated purchase price to the acquired assets and assumed liabilities of Aviragen, based on the estimated fair values as of December 31, 2017, is as follows (in thousands):

Cash, cash equivalents and marketable securities	$29,406
Receivables, prepaid expenses and other current assets	3,031
Fixed assets and intangible assets	26,384
Accounts payable, accrued expenses and other liabilities	(24,850)
Net assets acquired	33,971

Less: estimated purchase price	26,812
Bargain purchase gain	$7,159

VAXART, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that are preliminary and have yet to be completed. The purchase price allocation will remain preliminary until the Combined Company’s management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the transaction closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements for the reasons described in Note 1.

(3)     Unaudited Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of the Combined Company as a direct result of the merger, or for accounting purposes, the acquisition of Aviragen’s net assets by Private Vaxart. The pro forma adjustments reflecting the completion of the merger are based upon the conclusion that the merger should be accounted for as a business combination and upon the assumptions set forth below.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(A)

To reflect the accrued liabilities that were assumed by Private Vaxart of approximately $2.5 million in severance and change in control obligations for Aviragen employees and for estimated transaction costs directly attributable to the closing of the transaction of approximately $2.7 million that have not yet been incurred. The $2.7 million in transaction costs includes costs to be incurred by Aviragen and assumed as liabilities by Private Vaxart of $0.8 million for a fairness opinion, $0.6 million for insurance costs and $0.8 million for legal and other expenses. It also includes accrued costs to be incurred by Private Vaxart of $0.5 million for legal, accounting and other expenses, which are also presented as an adjustment to accumulated deficit. These pro forma adjustments are not reflected in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to have a continuing effect on the operating results of the Combined Company.

(B)

To reflect the estimated fair value of Aviragen intangible assets acquired, which includes $21.2 million for developed technology related to Inavir® and Relenza®, with useful lives ranging from one to twelve years, and $5.0 million for in-process research and development related to BTA074 which has an indefinite life, and the related obligation of $15.5 million to pay future royalties related to Inavir®, of which $1.0 million is due within one year.

(C)	To reflect the difference between net book value and estimated fair value of the acquired property and equipment, with useful lives ranging from one to three years, on the date of acquisition.

(D)	To reflect the conversion of Private Vaxart’s convertible promissory notes-related party, warrant liability and preferred stock into shares of common stock of the Combined Company.

(E)

To reflect the adjustment to par value of common shares outstanding after the acquisition, the elimination of Aviragen’s historical stockholders’ equity and other comprehensive income, and the bargain purchase gain (see Note 2). The bargain purchase gain is not reflected in the unaudited pro forma condensed combined statement of operations as this gain is not expected to have a continuing effect on the operating results of the Combined Company.

(F)

To reflect the elimination of actual transaction costs incurred by Aviragen and Private Vaxart during 2017. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the Combined Company.

VAXART, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

(G)

To reflect the depreciation on property and equipment acquired and the projected first year’s amortization of the developed technology assets with useful lives between one and twelve years as if the merger had occurred on January 1, 2017.

(H)

To reflect the removal of the actual interest expense incurred by Private Vaxart related to its convertible promissory notes, the removal of the change in fair value of its financial instruments, and the removal of dividends relating to its preferred stock that had been included in net loss attributable to common stockholders in 2017, because these costs are not expected to have a continuing effect on the operating results of the Combined Company.

(I)

Private Vaxart’s weighted average shares outstanding is derived from its audited statement of operations for the year ended December 31, 2017. Aviragen’s weighted average shares outstanding is derived from the weighted average shares outstanding per Aviragen’s audited consolidated statement of operations for its year ended June 30, 2017, adjusted to remove the weighted average shares outstanding per its unaudited condensed consolidated statements of operations for the six months ended December 31, 2016, and to add its weighted average shares outstanding per its unaudited condensed consolidated statements of operations for the six months ended December 31, 2017, as further adjusted to reflect the 1:11 Reverse Stock Split. The pro forma adjustment reflects the actual shares issued to holders of Private Vaxart’s convertible promissory notes and preferred stock as a result of the Merger.